Exhibit 21

Subsidiaries of the Registrant

Name	State or other jurisdiction of incorporation
Corporate Group
Biolux Finance NV	Belgium
DC Flavours Limited	United Kingdom
Dr. Marcus Betelligungs GmbH	Germany
Dr. Marcus Verwaltungs GmbH	Germany
Financiere Wackherr	France
Pointing Holdings Limited	United Kingdom
Pointing International Limited	United Kingdom
Ratina Participations SA	Luxembourg
Sensient Finance (Alberta) Limited Partnership	Alberta
Sensient Finance Ireland	Ireland
Sensient Finance Ireland Limited	Ireland
Sensient Finance Luxembourg SARL	Luxembourg
Sensient France SAS	France
Sensient Holding (Alberta) Limited Partnership	Alberta
Sensient Holding, Inc.	Nevada
Sensient Holdings Malta Limited	Malta
Sensient Investments Limited	Ireland
Sensient Technologies (UK) Limited	United Kingdom
Sensient Technologies Foreign Sales Corporation	Virgin Islands
Sensient Technologies Holding Deutschland GmbH	Germany
Sensient Technologies Limited	United Kingdom
Sensient Technologies Luxembourg SARL	Luxembourg
Sensient Wisconsin L.L.C.	Wisconsin
Universal Holdings Cayman	Cayman Islands
Flavors & Fragrances Group
Flavor Burst, Inc.	Illinois
Melchers Aromen GmbH	Germany
Provamil NV	Belgium
Sensient Essential Oils Germany GmbH	Germany
Sensient Flavors Belgium NV	Belgium
Sensient Flavors Biolux NV	Belgium
Sensient Flavors Canada, Inc.	Canada
Sensient Flavors GmbH	Germany
Sensient Flavors Inc.	Delaware
Sensient Flavors International, Inc.	Indiana
Sensient Flavors Italy S.r.l.	Italy
Sensient Flavors Limited	United Kingdom
Sensient Flavors Mexico, S.A. de C.V.	Mexico
Sensient Flavors Real Estate S.p.A.	Italy
Sensient Flavors SARL	France
Sensient Flavors Scandinavia AB	Sweden
Sensient Flavors Strasbourg	France
Sensient Flavors Wales Limited	United Kingdom
Sensient Fragrances Mexico, S.A. de C.V.	Mexico
Sensient Fragrances, SA	Spain
Dehydrated Flavors Division
Freshfield Foods Ltd.	Ireland
Inter-Agro U.S.A. Inc.	Illinois
Sensient Dehydrated Flavors Company	California
Sensient Dehydrated Flavors Company BV	Netherlands
Sensient Dehydrated Flavors Company SA	France
Sensient Specialty Vegetables Ltd.	Ireland
Color Group
Dr. Marcus France SARL	France
Formulabs S.A. de C.V.	Mexico
LCW	France
LCW Polska Ltd.	Poland	50%
LCW-Les Colorants Wackherr do Brasil Ltda.	Brazil	50%
Les Colorants Wackherr Iberica SA, en liquidacion	Spain	50%
Pointing Asia Limited	Hong Kong
Pointing Canada Limited	Canada
Pointing Color Inc.	Delaware
Pointing Limited	United Kingdom
Pointing Mexico, S.A. de C.V.	Mexico
Reggiana-Warner Jenkinson S.r.l.	Italy
Sensient Colors Brasil Ltda.	Brazil
Sensient Colors Canada Ltd.	Canada
Sensient Colors Inc.	New York
Sensient Colors S.A. de C.V.	Mexico
Sensient Colors SA	Argentina
Sensient Colors South Africa (Pty.) Limited	South Africa
Sensient Colors UK Limited	United Kingdom
Sensient Food Colors Czech Republic, s.r.o.	Czech Republic
Sensient Food Colors France	France
Sensient Food Colors Germany GmbH & Co. K.G.	Germany
Sensient Food Colors Hungary KFT	Hungary
Sensient Food Colors Italy S.r.l.	Italy
Sensient Food Colors L.P.	Missouri

Sensient Food Colors Poland Sp. z.o.o	Poland
Sensient Food Colors Romania Srl	Romania
Sensient Food Colors the Netherlands B.V.	Netherlands
Sensient Imaging Technologies Germany GmbH	Germany
Sensient Imaging Technologies GmbH	Germany
Sensient Imaging Technologies Inc.	California
Sensient Imaging Technologies Ltd.	Switzerland
Sensient Imaging Technologies Spain, S.L.	Spain
Sensient Imaging Technologies, LLC	New Jersey
Societe Civile Immobiliere Cesar	France
Societe Civile Immobiliere Griseda	France
Warner Jenkinson Europe GmbH	Germany
Asia Pacific Division
Sensient Technologies Hong Kong Limited	Hong Kong
Sensient India Private Limited	India
Sensient Technologies (Philippines), Inc.	Philippines
Sensient Technologies (Thailand), Ltd.	Thailand
Sensient Technologies Asia Pacific Pte. Ltd.	Singapore
Sensient Technologies Australia Pty Ltd	Australia
Sensient Technologies Corporation (China) Ltd.	China
Sensient Technologies Corporation (Japan)	Japan
Discontinued
Minn-Dak Yeast Company, Inc.	North Dakota	20%